FORM OF
                               TANAKA FUNDS, INC.
                             DISTRIBUTION AGREEMENT


         AGREEMENT made as of the ___ day of _________, 1998, by and between TANAKA Funds, Inc., a Maryland Corporation, with its principal office and place of business at Two Portland Square, Portland, Maine 04101 (the "Corporation"), and Forum Financial Services, Inc., a Delaware corporation with its principal office and place of business at Two Portland Square, Portland, Maine 04101 ("Forum").

         WHEREAS, the Corporation is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, may issue its shares of beneficial interest, no par value (the "Shares"), in separate series and classes and continuously offers for sale its Shares to the public; and

         WHEREAS, Forum is registered under the Securities Exchange Act of 1934, as amended ("1934 Act"), as a broker-dealer and is engaged in the business of selling shares of registered investment companies either directly to purchasers or through other securities dealers;

         WHEREAS, the Corporation intends to offer shares in the series as listed in Appendix A hereto (each such series, together with all other series subsequently established by the Corporation and made subject to this Agreement in accordance with Section 6, being herein referred to as a "Fund," and collectively as the "Funds") and the Corporation intends initially to offer shares of various classes of each Fund as listed in Appendix A hereto (each such class together with all other classes subsequently established by the Corporation in a Fund being herein referred to as a "Class," and collectively as the "Classes");

         WHEREAS, the Corporation desires that Forum offer the Shares of each Fund and Class thereof to the public and Forum is willing to provide those services on the terms and conditions set forth in this Agreement in order to promote the growth of the Funds and facilitate the distribution of the Shares;

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Corporation and Forum hereby agree as follows:

         SECTION 1.  DELIVERY OF DOCUMENTS AND APPOINTMENT

         (a) The Corporation has delivered to Forum copies of its Articles of Incorporation and Bylaws (collectively, as amended from time to time, "Organic Documents"), the Corporation's Registration Statement and all amendments thereto filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the 1940 Act (the "Registration Statement") and the current Prospectus and Statement of Additional Information of each Fund (collectively, as currently in effect and as amended or



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supplemented,  the  "Prospectus")  and shall  promptly  furnish  Forum  with all amendments of or supplements to the foregoing.

         (b) The Corporation hereby appoints Forum as the principal underwriter and distributor of the Funds to sell the Shares of the Funds to the public and hereby agrees during the term of this Agreement to sell Shares of the Funds to Forum upon the terms and conditions herein set forth.

         SECTION 2.  EXCLUSIVE NATURE OF DUTIES

         Forum shall be the exclusive representative of the Corporation to act as principal underwriter and distributor of the Funds except that the rights given under this Agreement to Forum shall not apply to Shares issued in connection with the merger, consolidation or reorganization of any other investment company with a Fund; a Fund's acquisition by purchase or otherwise of all or substantially all of the assets or stock of any other investment company; or the reinvestment in Shares by a Fund's shareholders of dividends or other distributions or any other offering by the Corporation of securities to its shareholders.

         SECTION 3.  PURCHASE OF SHARES FROM THE CORPORATION; OFFERING OF SHARES

         (a) Forum shall have the right to buy from the Corporation the Shares needed to fill unconditional orders for unsold Shares of the Funds as shall then be effectively registered under the Securities Act placed with Forum by investors or securities dealers or depository institutions or other financial intermediaries acting as agent for their customers or on their own behalf. Alternatively, Forum may act as the Corporation's agent, to offer, and to solicit offers to subscribe to, unsold Shares of the Funds as shall then be effectively registered under the Securities Act. Forum will promptly forward all orders and subscriptions to the Corporation. The price which Forum shall pay for Shares purchased from the Corporation and the price that Forum shall offer Shares shall be the net asset value, determined as set forth in Section 3(c) hereof, used in determining the public offering price on which the orders are based. Shares purchased by Forum are to be resold by Forum to investors at the public offering price, as set forth in Section 3(b) hereof, or to securities dealers, depository institutions or other financial intermediaries acting as agent for their customers that have entered into agreements with Forum pursuant to Section 9 hereof or acting on their own behalf. The Corporation reserves the right to sell Shares of the Funds directly to investors through subscriptions received by the Corporation, but no such direct sales shall affect the sales charges due to Forum hereunder.

         (b) The public offering price of the Shares of a Fund, i.e., the price per Share at which Forum or selected dealers or selected agents (each as defined in Section 9 hereof) may sell Shares to the public or to those persons eligible to invest in Shares as described in the applicable Prospectus, shall be the public offering price determined in accordance with the then currently effective Prospectus of the Fund or Class thereof under the Securities Act, relating to such Shares, but not to exceed the net asset value at which Forum, when acting as principal, is to purchase such Shares, plus, in the case of Shares for which an initial sales charge is assessed, an


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initial  charge equal to a specified  percentage  or  percentages  of the public offering price of the Shares as set forth in the current Prospectus relating to the Shares. In the case of Shares for which an initial sales charge may be assessed, Shares may be sold to certain classes of persons at reduced sales charges or without any sales charge as from time to time set forth in the current Prospectus relating to the Shares. The Corporation will advise Forum of the net asset value per Share at each time as the net asset value per Share shall have been determined by the Corporation.

         (c) The net asset value per Shares of each Fund or Class thereof shall be determined by the Corporation, or an agent of the Corporation, as of the close of the New York Stock Exchange or such other time as set forth in the applicable Prospectus on each Fund business day in accordance with the method set forth in the Prospectus and guidelines established by the Corporation's Board of Directors (the "Board").

         (d) The Corporation reserves the right to suspend the offering of Shares of a Fund or of any class thereof at any time in the absolute discretion of the Board, and upon notice of such suspension Forum shall cease to offer Shares of the Funds or Classes thereof specified in the notice.

         (e) The Corporation, or any agent of the Corporation designated in writing to Forum by the Corporation, shall be promptly advised by Forum of all purchase orders for Shares received by Forum and all subscriptions for Shares obtained by Forum as agent shall be directed to the Corporation for acceptance and shall not be binding until accepted by the Corporation. Any order or subscription may be rejected by the Corporation; provided, however, that the Corporation will not arbitrarily or without reasonable cause refuse to accept or confirm orders or subscriptions for the purchase of Shares. The Corporation (or its agent) will confirm orders and subscriptions upon their receipt, will make appropriate book entries and, upon receipt by the Corporation (or its agent) of payment thereof, will issue such Shares in certificated or uncertificated form pursuant to the instructions of Forum. Forum agrees to cause such payment and such instructions to be delivered promptly to the Corporation (or its agent).

         SECTION 4.  REPURCHASE OR REDEMPTION OF SHARES BY THE CORPORATION

         (a) Any of the outstanding Shares of a Fund or Class thereof may be tendered for redemption at any time, and the Corporation agrees to redeem or repurchase the Shares so tendered in accordance with its obligations as set forth in the Corporation's Organic Documents and the Prospectus relating to the Shares. The price to be paid to redeem or repurchase the Shares of a Fund shall be equal to the net asset value calculated in accordance with the provisions of
Section 3(b) hereof less, in the case of Shares for which a deferred sales charge is assessed, a deferred sales charge equal to a specified percentage or percentages of the net asset value of those Shares as from time to time set forth in the Prospectus relating to those Shares (or, in the case of Exchange Shares, relating to Exchange Shares and the original B Shares) or their cost (or, in the case of Exchange Shares, the cost of the B Shares of a Fund that were first purchased by the shareholder and then exchanged, either directly or indirectly through a series of exchanges, for the Exchange Shares (the "Original B Shares")), whichever is less. Shares of a Fund or Class thereof


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for which a deferred sales charge may be assessed and that have been outstanding for a specified period of time may be redeemed without payment of a deferred sales charge as from time to time set forth in the Prospectus relating to those Shares (or, in the case of Exchange Shares, relating to the Original B Shares).

         (b) The Corporation (or its agent) shall pay (i) the total amount of the redemption price consisting of the redemption price less any applicable deferred sales charge to the redeeming shareholder or its agent and (ii) except as may be otherwise required by the Rules of Fair Practice (the "Rules") of the National Association of Securities Dealers Regulation, Inc. (the "NASD") and any interpretations thereof, any applicable deferred sales charges to Forum in accordance with Forum's instructions on or before the fifth business day subsequent to the Corporation or its agent having received the notice of redemption in proper form. Notwithstanding the termination of this Agreement, Forum shall be entitled to receive its Allocable Portion (as defined in and determined in accordance with Appendix B hereto) ("Allocable Portion") of all contingent deferred sales charges ("CDSCs") paid or payable with respect to the Shares in accordance with this Section 4(b).

         (c) Redemption of Shares or payment therefor may be suspended at times when the New York Stock Exchange is closed for any reason other than its customary weekend or holiday closings, when trading thereon is restricted, when an emergency exists as a result of which disposal by the Corporation of securities owned by a Fund is not reasonably practicable or it is not reasonably practicable for the Corporation fairly to determine the value of a Fund's net assets, or during any other period when the SEC so permits.

         SECTION 5.  COMPENSATION

         (a) In consideration of Forum's services in connection with the distribution of Shares of each Fund and Class thereof, Forum shall receive (i) any applicable sales charge assessed upon investors in connection with the purchase of Shares, (ii) from the Corporation, any applicable CDSC assessed upon investors in connection with the redemption of Shares, (iii) from the
Corporation, Forum's Allocable Portion of the distribution service fees in respect of the Shares (the "Distribution Fee") and (iv) from the Corporation, the maintenance fee in respect of the Shares (the "Maintenance Fee"). The Distribution Fee shall be accrued daily by each applicable Fund or Class thereof and shall be paid monthly as promptly as possible after the last day of each calendar month but in any event prior to the tenth (10th) day of the following calendar month, at the rate set forth in the Corporation's distribution plan as amended from time to time (the "Plan") together with interest as determined in accordance with the Plan.

         Forum will be deemed to have fully earned its Allocable Portion of the Distribution Fee payable in respect of Shares of each Fund or Class thereof upon the sale of the Commission Shares (as defined in Appendix B hereto)("Commission Shares") of the Fund or Class htereof taken into account in determining Forum's Allocable Portion of the Distribution Fee.

         (b) The Corporation shall cause its transfer agent (the "Transfer Agent") to withhold, from redemption proceeds payable to holders of Shares of the Funds, all CDSCs properly payable


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by the  shareholders in accordance  with the terms of the applicable  Prospectus and shall cause the Transfer Agent to pay such amounts over as promptly as possible after the settlement date for each redemption of Shares.

         (c) Forum may direct the Corporation to pay any or all of the Distribution Fee or CDSCs payable to Forum in respect of any Shares of any Fund directly to persons providing funds to Forum to cover or otherwise enable the incurring of expenses associated with distribution services, and the Corporation agrees to accept and to comply with any reasonable direction of Forum. Forum shall, at its own expense, provide the Corporation with any necessary calculations of Forum's Allocable Portion of any Distribution Fee or CDSCs, and the Corporation shall be entitled to rely conclusively on Forum's calculations, without prejudice to any claim it may have concerning the accuracy of the calculations.

         (d) Notwithstanding anything to the contrary contained in this Agreement or in any relevant Plan, (i) the amount of asset-based sales charges and CDSCs paid to Forum by any Fund or any Class thereof and (ii) the aggregate amount of asset-based sales charges and CDSCs paid to Forum by any Fund or any Class thereof shall not exceed the amount permitted by the Rules.

         (e) The Maintenance Fee shall be accrued daily by each applicable Fund or Class thereof and shall be paid monthly as promptly as possible after the last day of each calendar month but in any event prior to the tenth (10th) day of the following calendar month, at the rate set forth in the Plan.

         SECTION 6.  ASSIGNMENT OF COMPENSATION

         (a) Forum may, from time to time, assign, transfer or pledge ("Transfer") to one or more designees (each an "Assignee"), its rights to all or a designated portion of (i) Forum's Allocable Portion of the Distribution Fee (but not Forum's duties and obligations pursuant hereto or pursuant to the Plan), (ii) Forum's Allocable Portion of CDSCs and (iii) the Maintenance Fee, each free and clear of any offsets or claims the Corporation may have against Forum. Each such Assignee's interest in a designated portion of Forum's Allocable Portion of the Distribution Fees and Forum's Allocable Portion of CDSCs is hereinafter referred to as an "Assignee's 12b-1 Portion" and an "Assignee's CDSC Portion," respectively. A Transfer pursuant to this Section 6(a) shall not reduce or extinguish any claim of the Corporation against Forum.

         (b) Forum shall promptly notify the Corporation in writing of each Transfer pursuant to Section 6(a) hereof by providing the Corporation with the name and address of each Assignee.

         (c) In connection with a Transfer Forum may direct the Corporation to pay any or all of Forum's Allocable Portion of the Distribution Fees and Forum's Allocable Portion of CDSCs from time to time to a depository or collection agent designated by Forum or an Assignee. The depository or collection agent may be given the duty of dividing Forum's Allocable Portion of the Distribution Fees and Forum's Allocable Portion of CDSCs into (i) the Assignee's 12b-1 Portion and the balance Forum's portion (the balance, when distributed to Forum by the depository or collection agent, is hereinafter referred to as "Forum's 12b-1 Share") and (ii) and the Assignee's


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CDSC Portion and the balance Forum's Portion (the balance,  when  distributed to
Forum by the depository or collection agent, is hereinafter referred to as "Forum's Earned CDSC Portion"), respectively. In which case only Forum's 12b-1 Share and Forum's Earned CDSC Portion may be subject to offsets or claims the Corporation may have against Forum.

         (d) The Corporation shall not amend the Plan to reduce the amount payable under Section 5(a) hereof to Forum or any Assignee with respect to the B Shares for any B Shares which have been issued prior to the date of such amendment.

         SECTION 7.  DUTIES AND REPRESENTATIONS OF THE CORPORATION

         (a) The Corporation shall furnish to Forum copies of all information, financial statements, annual and interim and other papers which Forum may reasonably request for use in connection with the distribution of Shares of the Funds, including, upon request by Forum, one certified copy of all financial statements prepared for the Funds by independent accountants. The Corporation shall make available to Forum such number of copies of the Funds' Prospectuses as Forum shall reasonably request.

         (b) The Corporation shall take, from time to time, subject to the approval of the Board and any required approval of its shareholders, all action necessary to fix the number of authorized shares of the Funds (if such number is not limited) and to register the Shares under the Securities Act, to the end that there will be available for sale the number of Shares as Forum reasonably may be expected to sell.

         (c) The Corporation and Forum will cooperate with each other in taking any action as may be necessary to qualify Shares for sale under the securities laws of the states and other jurisdictions as the Corporation may designate; provided that Forum shall not be required to register as a broker-dealer or file a consent to service of process in any state or jurisdiction. Any qualification may be withheld, terminated or withdrawn by the Corporation at any time in its discretion. Forum shall furnish such information and other material relating to its affairs and activities as may be required by the Corporation in connection with such qualification. The Corporation will pay all fees and expenses of registering Shares under the Securities Act and of qualification and the maintenance of qualification of Shares and its qualification under applicable state securities laws. Forum shall pay all expenses relating to Forum's broker-dealer qualification.

         (d) The Corporation represents and warrants to Forum that:

         (i) It is a corporation duly organized and existing and in good standing under the laws of Maryland.

         (ii) It is empowered under applicable laws and by its Organic Documents to enter into this Agreement and perform its duties under this Agreement.

         (iii) All requisite corporate proceedings have been taken to authorize it to enter into this Agreement and perform its duties under this Agreement.


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         (iv) It is an open-end  management  investment company registered under the 1940 Act.

         (v) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         (vi) The Registration statement will be effective and will remain effective with respect to all Shares of the Funds and Classes of the Corporation being offered for sale.

         (vii) The Registration Statement and Prospectuses included therein have been or will be, as the case may be, carefully prepared in conformity with the requirements of the Securities Act and the rules and regulations thereunder.

         (viii) The Registration Statement and Prospectuses contain or will contain all statements required to be stated therein in accordance with the Securities Act and the rules and regulations thereunder, and that all statements of fact contained or to be contained therein are or will be true and correct at the time indicated or on the effective date as the case may be; that neither the Registration Statement nor any Prospectus, when they shall become effective or be authorized for use, will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares.

         (ix) The Corporation will from time to time file such amendment or amendments to the Registration Statement and Prospectuses as, in the light of future developments, shall, in the opinion of its counsel, be necessary in order to have the Registration Statement and Prospectuses at all times contain all material facts required to be stated therein or necessary to make any statements therein not misleading to a purchaser of Shares, but, if the Corporation shall not file such amendment or amendments within fifteen days following receipt of a written request from Forum to do so, Forum may, at its option, terminate this agreement immediately.

         (x) The Corporation shall not file any amendment to the Registration Statement or Prospectuses without giving Forum reasonable notice thereof in advance; provided, however, that nothing contained in this agreement shall in any way limit the Corporation's right to file at any time such amendments to the Registration Statement or Prospectuses, of whatever character, as the Corporation may deem advisable, such right being in all respects absolute and unconditional.

         (xi)  Any  amendment  to the  Registration  Statement  or  Prospectuses hereafter filed will, when they becomes effective, contain all statements required to be stated therein in accordance with the Act and the rules and regulations of the SEC, that all statements of fact contained therein will, when the same shall become effective, be true and correct and


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         that no such  amendment,  when it becomes  effective,  will  include an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares.

         SECTION 8.  DUTIES AND REPRESENTATIONS OF FORUM

         (a) Forum shall use its best efforts to sell Shares of the Funds upon the terms and conditions contained herein and in the then current Prospectus. Forum shall devote reasonable time and effort to effect sales of Shares of the Funds, but shall not be obligated to sell any specific number of Shares. The services of Forum to the Corporation hereunder are not to be deemed exclusive and nothing herein contained shall prevent Forum from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

         (b) In selling Shares of the Funds, Forum shall use its best efforts in all material respects duly to conform with the requirements of all federal and state laws relating to the sale of such securities. None of Forum, any selected dealer, any selected agent, or any other person is authorized by the Corporation to give any information or to make any representations other than as is contained in a Fund's Prospectus and SAI, as from time to time in effect, or any sales literature specifically approved in writing by the Corporation.

         (c) Forum shall adopt and follow procedures, as approved by the officers of the Corporation, for the confirmation of sales to investors and selected dealers or selected agents, the collection of amounts payable by investors and selected dealers or selected agents on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the NASD as may from time to time exist.

         (d) Forum represents and warrants to the Corporation that:

         (i) It is a corporation duly organized and existing and in good standing under the laws of the State of Delaware.

         (ii) It is duly qualified to carry on its business in the State of Maine.

         (iii) It is empowered under applicable laws and by its Article of Incorporation and By-Laws to enter into this Agreement and perform its duties under this Agreement.

         (iv) All requisite corporate proceedings have been taken to authorize it to enter into this Agreement and perform its duties under this Agreement.

         (v) It has access to the necessary facilities, equipment, and personnel to perform its duties and obligations under this Agreement.

         (vi) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of Forum, enforceable against Forum in accordance with its terms,


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         subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         (vii) It is registered as a broker-dealer under the 1934 Act.

         SECTION 9.  SELECTED DEALER AND SELECTED AGENT AGREEMENTS

         Forum shall have the right to enter into selected dealer agreements with securities dealers of its choice ("selected dealers") and selected agent agreements with depository institutions and other financial intermediaries of its choice ("selected agents") for the sale of Shares of the Funds and to fix therein the portion of the sales charge that may be allocated to the selected dealers or selected agents; provided, that the Corporation shall approve the forms of agreements with selected dealers or selected agents and shall review the compensation set forth therein. Shares of each Fund or Class thereof shall be resold by selected dealers or selected agents only at the public offering price(s) set forth in the Prospectus relating to the Shares. Within the United States, Forum shall offer and sell Shares of the Funds only to such selected dealers as are members in good standing of the NASD.

         SECTION 10.  PAYMENT OF EXPENSES

         (a) The Corporation shall bear all costs and expenses of the Funds, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of its Registration Statement and Prospectuses and the preparing and mailing of annual and interim reports and proxy materials to shareholders (including but not limited to the expense of setting in type any registration statements, prospectuses, annual or interim reports or proxy materials).

         (b) The Corporation shall bear the cost and expenses of the qualification of Shares of the Funds and Classes thereof for sale, and, if necessary or advisable in connection therewith, of qualifying the Corporation (but not Forum) as an issuer or as a broker or dealer, in such states of the United States or other jurisdictions as shall be selected by the Corporation and Forum pursuant to Section 7(c) hereof and the costs and expenses payable to each state or jurisdiction for continuing qualification therein until the Corporation decides to discontinue qualification pursuant to Section 7(c) hereof.

         SECTION 11.  INDEMNIFICATION OF FORUM

         The Corporation agrees to indemnify, defend and hold Forum, its employees, agents, directors, officers and managers and any person who controls Forum within the meaning of section 15 of the Securities Act or section 20 of the 1934 Act ("Forum Indemnitees") free and harmless from and against any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character (including the cost of investigating or defending such claims, demands, actions, suits or liabilities) which any Forum Indemnitee may incur, under the Securities Act, or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Corporation's Registration Statement or the Prospectuses in effect from time to time under the Securities Act or arising out of or based upon any alleged omission to state a material fact required to be stated in any one thereof or necessary to make the statements in any one thereof not misleading; provided, however, that in no event shall anything herein contained be so construed as to protect Forum against any liability to the Corporation or its security holders to which Forum would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of Forum's reckless disregard of its obligations and duties under this Agreement. The Corporation's agreement to indemnify each Forum Indemnitee is expressly conditioned upon the Corporation's being notified of the commencement of any action brought against any Forum Indemnitee, such notification to be given by letter or by telegram addressed to the Corporation at its principal office, and sent to the Corporation by the person against whom such action is brought within twenty days after the summons or other first legal process shall have been served. The Corporation will be entitled to assume the defense of any suit brought to enforce any such claim and to retain counsel of good standing chosen by the Corporation and approved by Forum. In the event the Corporation elects to assume the defense of any such suit and retain counsel of good standing approved by Forum, the defendants in the suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Corporation does not elect to assume the defense of the suit or in case Forum does not approve of counsel chosen by the Corporation, the Corporation will reimburse the Forum Indemnitee named defendant or defendants in the suit for the fees and expenses of any counsel retained by the Forum Indemnitee. This Section shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Forum Indemnitee and shall survive the sale of any of a Fund's Shares made pursuant to subscriptions obtained by Forum. This Section will inure exclusively to the benefit of each person that is or may be a Forum Indemnitee at any time and to the benefit of their respective successors and assigns. The Corporation agrees promptly to notify Forum of the commencement of any litigation or proceeding against the Corporation in connection with the issue and sale of any of the Shares. The failure to notify the Corporation of the commencement of any such action shall not relieve the Corporation from any liability which it may have to the Forum Indemnitees by reason of any alleged untrue statement or omission otherwise than on account of this Section.

         SECTION 12.  INDEMNIFICATION OF THE CORPORATION

         Forum agrees to indemnify, defend and hold the Corporation, its officers and directors, and any person who controls the Corporation within the meaning of Section 15 of the Securities Act or section 20 of the 1934 Act (Corporation Indemnitees"), free and harmless from and against any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character (including the cost of investigating or defending such claims, demands, actions, suits or liabilities) which any Corporation Indemnitee may incur, under the Securities Act, or under common law or otherwise, but only to the extent that such liability or expense incurred by a Corporation Indemnitee resulting from such claims or demands shall arise out of or be based upon (i) any alleged untrue statement of a material fact contained in information furnished in writing by Forum to the Corporation for use in its Registration Statement insofar as it relates to a Fund or the Prospectuses relating to a Fund in effect from time to time under the Securities Act, (ii) any alleged omission to state a material fact in connection with such information required to be stated in the Registration

Statement or a Prospectus or necessary to make the information not misleading or
(iii) willful misfeasance, bad faith or gross negligence in the performance by Forum of its duties, or by reason of Forum's reckless disregard of its obligations and duties under this Agreement. Forum's agreement to indemnify each Corporation Indemnitee is expressly conditioned upon Forum being notified of the commencement of any action brought against any Corporation Indemnitee, such notification to be given by letter or telegram addressed to Forum at its principal office, and sent to Forum by the person against whom the action is brought, within twenty days after the summons or other first legal process shall have been served. Forum will be entitled to assume the defense of the action, with counsel in good standing of its own choosing approved by the Corporation, if the action is based solely upon alleged misstatement, omission or action described in clauses (i), (ii) or (iii) above and in any other event Forum and the Corporation Indemnitees shall each have the right to participate in the defense or preparation of the defense of any such action. In the event Forum elects to assume the defense of any such suit and retain counsel of good standing approved by the Corporation, the defendants in the suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case Forum does not elect to assume the defense of the suit or in case the Corporation does not approve of counsel chosen by Forum, Forum will reimburse the Corporation Indemnitee named defendant or defendants in the suit for the fees and expenses of any counsel retained by the Corporation Indemnitee. This Section shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Corporation Indemnitee and shall survive the sale of any of the Shares made pursuant to orders or subscriptions obtained by Forum. This Section will inure exclusively to the benefit of each person that is or may be a Corporation Indemnitee at any time and to the benefit of their respective successors and assigns. Forum agrees promptly to notify the Corporation of the commencement of any litigation or proceeding against Forum in connection with the issue and sale of any of the Shares. The failure to notify Forum of the commencement of any action shall not relieve Forum from any liability which it may have to the Corporation Indemnitees by reason of any untrue statement or omission on the part of or action by Forum otherwise than on account of this Section.

         SECTION 13.  NOTIFICATION BY THE CORPORATION

         The Corporation agrees to advise Forum immediately: (i) of any request by the SEC for amendments to the Corporation's Registration Statement insofar as it relates to the Funds, a Fund's Prospectus or for additional information, (ii) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Corporation's Registration Statement insofar as it relates to the Funds, a Fund's Prospectus or the initiation of any proceeding for that purpose, (iii) of the happening of any material event which makes untrue any statement made in the Corporation's Registration Statement insofar as it relates to the Funds or any Fund's Prospectus or which requires the making of a change in either thereof in order to make the statements therein not misleading, and
(iv) of all actions of the SEC with respect to any amendments to the Corporation's Registration Statement insofar as it relates to the Funds or a Fund's Prospectus which may from time to time be filed with the SEC under the Securities Act.

         SECTION 14.  EFFECTIVENESS, DURATION AND TERMINATION

         (a) This Agreement shall become effective with respect to each Fund on the date on which the Corporation's Registration Statement relating to the Shares of the Fund becomes effective. Upon effectiveness of this Agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof insofar as such Agreement may have been deemed to relate to the Funds.

         (b) This Agreement shall continue in effect with respect to a Fund for a period of one year from its effectiveness and shall continue in effect for successive one-year periods; provided, that continuance is specifically approved at least annually (i) by the Board or by a vote of a majority of the outstanding voting securities of the Fund and (ii) by a vote of a majority of Directors of the Corporation (I) who are not parties to this Agreement or interested persons of any such party (other than as Directors of the Corporation) and (II) with respect to each class of a Fund for which there is an effective plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act, who do not have any direct or indirect financial interest in any such plan applicable to the class or in any agreements related to the plan, cast in person at a meeting called for the purpose of voting on such approval; provided further, however, that if the continuation of this Agreement is not approved as to a Fund, Forum may continue to render to the Fund the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder.

         (c) This Agreement may be terminated at any time with respect to a Fund, without the payment of any penalty, (i) by the Board or by a vote of a majority of the outstanding voting securities of the Fund or, with respect to each class of a Fund for which there is an effective plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act, a majority of Directors of the Corporation who do not have any direct or indirect financial interest in any such plan or in any agreements related to the plan, on 60 days' written notice to Forum or (ii) by Forum on 60 days' written notice to the Corporation.

         (d) This Agreement shall also automatically terminate in the event of its assignment; provided, that a Transfer shall not cause a termination of this Agreement or be deemed to be an assignment.

         (e) If this Agreement is terminated for any reason other than a Complete Termination (as defined in Section 10 of the Plan), the obligations of the Corporation and Forum pursuant to Sections 5(a)-(d) and Section 6 of this Agreement will continue and survive any such termination. A termination of the Plan (including a Complete Termination as defined in Section 10 of the Plan) with respect to the Shares of any or all Funds or Classes thereof shall not affect the obligations of the Corporation with respect to payments of Forum's Allocable Portion of CDSC or of the obligations of Forum in respect of CDSC's pursuant to Sections 5 and 6 of this Agreement.

         SECTION 15.  NOTICES

         Any notice required or permitted to be given hereunder by either party to the other shall be deemed sufficiently given if personally delivered or sent by telegram or registered, certified or overnight mail, postage prepaid, addressed by the party giving such notice to the other party at the last address furnished by the other party to the party giving such notice, and unless and until changed pursuant to the foregoing provisions hereof each such notice shall be addressed to the Corporation or Forum, as the case may be.

         SECTION 16.  ACTIVITIES OF FORUM

         Except to the extent necessary to perform Forum's obligations hereunder, nothing herein shall be deemed to limit or restrict Forum's right, or the right of any of Forum's officers, directors or employees who may also be a trustee, officer or employee of the Corporation, or affiliated persons of the Corporation to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

         SECTION 17.  LIMITATION OF SHAREHOLDER AND DIRECTOR LIABILITY

         The Directors of the Corporation and the shareholders of each Fund shall not be liable for any obligations of the Corporation or of the Funds under this Agreement, and Forum agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Corporation or the Fund to which Forum's rights or claims relate in settlement of such rights or claims, and not to the Directors of the Corporation or the shareholders of the Funds.

         SECTION 18.  MISCELLANEOUS

         (a) Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement.

         (b) Except for Appendix A to add new Funds and Classes in accordance with Section 6, no provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

         (c) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of New York.

         (d) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

         (e) This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

         (f) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

         (g) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (h) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund of the Corporation are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

         (i) No affiliated person, employee, agent, director, officer or manager of Forum shall be liable at law or in equity for Forum's obligations under this Agreement.

         (j) Each of the undersigned warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof.

         (k)  The  terms  "vote  of  a  majority  of  the   outstanding   voting
securities," "interested person," "affiliated person" and "assignment" shall have the meanings ascribed thereto in the 1940 Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.


                                TANAKA FUNDS, INC.


                                By:
                                    -------------------------
                                     [Officer name]
                                     [Title]



                                FORUM FINANCIAL SERVICES, INC.


                                By:
                                    -------------------------
                                     John Y. Keffer
                                     President

                               TANAKA FUNDS, INC.
                             DISTRIBUTION AGREEMENT

                                   Appendix A
                                Fund and Classes
                             as of __________, 1998

                                      Fund
                               TANAKA Growth Fund

                                     Classes
                                     R Share
                                     B Share
                                     A Share


                                     - A1 -

                               TANAKA FUNDS, INC.
                             DISTRIBUTION AGREEMENT

                                   Appendix B



         Forum's "Allocable Portion" of the CDSCs and Distribution Fees in respect of a Fund or Class thereof shall be 100 percent until such time as Forum shall cease to serve as exclusive distributor of the Shares of that Fund and thereafter shall be recomputed first on the date of any termination of Forum's services as exclusive distributor of Shares of any Fund and thereafter on the first business day of each month (or, in Forum's discretion, the first business day of each week or every business day or every day) (each a "Computation Date") in accordance with this Appendix B based upon the number representing the Shares of the Fund outstanding on each Computation Date allocated to Forum.

         For Purposes of this Appendix B the following terms shall have the following meanings:

         "Commission Share" shall mean, in respect of any Fund or Class thereof, each Share of the Fund or Class thereof that is issued under circumstances that would normally give rise to an obligation of the holder of the Share to pay a CDSC upon redemption of the Share, including, without limitation, any Share of issued in connection with a Permitted Free Exchange. A Share shall not cease to be a Commission Share prior to the redemption (including a redemption in connection with a Permitted Free Exchange) or conversion of the Share even though the obligation to pay the CDSC shall have expired or conditions for waivers thereof shall exist.

         "Date of Original Issuance" means in respect of any Commission Share, the date with reference to which the amount of the CDSC payable on redemption thereof is computed.

         "Free Share" shall mean, in respect of any Fund or Class thereof, each Share of the Fund or Class thereof other than a Commission Share.

         "Other Distributor" shall mean in respect of the Shares of any Fund, each entity appointed from time to time as the exclusive distributor for the Shares of the Fund after Forum ceases to serve in that capacity.

         "Permitted Free Exchange" with respect to any Shares of any Fund or Class thereof, shall mean an exchange of the Share for a Share of another Fund that, pursuant to the terms of the Prospectus for the Shares, relieves or defers the CDSCs in respect of the Share.

         "Transfer Agent" shall mean, in respect of any Fund, the entity serving as the transfer agent and who maintains accounts for each record holder of Shares of the Fund.

         Section A.  Attribution of Shares

         Each Share of each Class which are outstanding from time to time shall be attributed to either Forum or an Other Distributor in accordance with the following:


                                     - B1 -

         Commission Shares.
         ------------------

         (a) Commission Shares of each Class attributed to Forum or an Other Distributor are those Commission Shares that were sold while Forum or the Other Distributor was the exclusive Distributor for the Shares, determined in accordance with the records of the Transfer Agent.

         (b) The Commission Shares of each Class attributed to Forum or a Other Distributor shall be the Date of Original Issuance of which occurs during the period in which Forum or such Other Distributor was the exclusive distributor for such Fund in respect of such class of Shares of such Fund.

         (c) A Commission Share of a Fund issued in consideration of the investment of proceeds of the redemption of a Commission Share of another Fund (the "First Fund") in connection with a Permitted Free Exchange shall have a Date of Original Issuance identical to the Date of Original Issuance of the Commission Share of the First Fund which was redeemed.

         (d) A Commission Share of a Fund that is redeemed other than in connection with a Permitted Free Exchange or that is automatically converted to a class A share is no longer a Commission Share attributed to Forum or an Other Distributor.

         Free Shares
         -----------

         (a) Free Shares outstanding on the date of termination of Forum's services hereunder will be attributed to Forum or the Other Distributor in the same proportion that Commission Shares were attributed to Forum and the Other Distributor on that date.

         (b) After the date of termination of Forum's services hereunder, Free Shares that are issued in connection with the reinvestment of dividends or other distributions or in connection with the reinvestment of proceeds of redemption of Free Shares of another Fund are attributed to Forum and the Other Distributor based upon the percentage of total Free Shares of the Fund which were outstanding as of the previous Computation Date which were attributed to each of Forum and the Other Distributor on that Computation Date.

         (c) Free Shares that are redeemed or automatically converted into class A shares during any period after the date of termination of Forum's services hereunder are deemed to be redeemed out of the Free Shares of the Fund attributed to Forum and the Other Distributor based upon the percentages of total Free Shares of the Fund which as of the previous Computation Date which were attributed to Forum and the Other Distributor on that Computation Date.


                                      - B2 -

         Section B.  Allocation of Distribution Fees

         The portion of the Distribution Fees accruing in respect of Shares of a Fund or Class thereof during a particular calendar month that are allocated to Forum is determined by multiplying the total of the Distribution Fees accruing during the month by the following:

                  [(BAS)(BNAV) + (EAS)(ENAV)]
                  ---------------------------
                  [(BTS)(BNAV) + (ETS)(ENAV)]

where:

         BAS = Total Number of Shares of the Fund or Class thereof outstanding ("Total Shares") as of the beginning of the month and attributed to Forum.

         EAS = Total Shares as of the end of the month attributed to Forum.

         BTS = Total Shares as of the beginning of the month.

         ETS = Total Shares as of the end of the month.

         BNAV = Per Share Net Asset Value of Shares of the Fund or Class thereof ("NAV/Share") at the beginning of the month.

         ENAV = NAV/Share at the end of the month.


         Section C.  Allocation of CDSCs

         CDSCs will be allocated to either Forum or an Other Distributor based upon whether the Commission Share giving rise to such CDSC was attributed to Forum or the Other Distributor in accordance with Section A above.

         Section D. Allocation Procedures For Shares Held Through an Account Maintained in the Name of an Intermediary

         In the case of Shares of a Fund held through an account maintained in the name of a broker-dealer or other intermediary, the allocation procedures contained in this Appendix B shall be amplified as Forum and the Corporation shall agree to ensure the appropriate attribution of, and allocation of Distribution Fees attributable to those Shares.


                                      - B3 -